                                                                    Exhibit 10.7
                                                                    ------------

                                                                  EXECUTION COPY

================================================================================

                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                        MATTRESS DISCOUNTERS CORPORATION


                                       AND


                              MATTRESS WORLD, INC.


                                  JUNE 14, 2002

================================================================================


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                                TABLE OF CONTENTS

1. Definitions. ............................................................  3
2. Purchase and Sale of Target Shares. .....................................  6
   (a) Basic Transaction. ..................................................  6
   (b) Purchase Price. .....................................................  6
   (c) Net Cash Payment to Seller. .........................................  6
   (d) Closing. ............................................................  6
   (e) Deliveries at Closing. ..............................................  7
   (f) Excluded Assets. ....................................................  7
   (g) Buyer Note. .........................................................  7
   (h) Supply Agreement. ...................................................  8
   (i) Store Closings. .....................................................  8
   (j) Use of Warehouse. ...................................................  8
3. Representations and Warranties of Seller. ...............................  9
4. Representations and Warranties of Buyer. ................................ 15
5. Pre-Closing Covenants. .................................................. 17
   (a) General. ............................................................ 17
   (b) Notices and Consents. ............................................... 17
   (c) Operation of Business. .............................................. 17
   (d) Notice of Developments. ............................................. 17
   (e) Employee Benefits. .................................................. 17
6. Post-Closing Covenants and Agreements. .................................. 19
   (a) General. ............................................................ 19
   (b) Allocation of Liabilities and Prorations. ........................... 19
   (c) Litigation Support. ................................................. 20
   (d) Right of First Offer. ............................................... 20
   (e) Reservation of Rights. .............................................. 21
   (f) Seller Leases. ...................................................... 21
   (g) Seller's Non-Compete. ............................................... 22
   (h) Buyer's Non-Compete. ................................................ 22
   (i) Abandonment of Trademarks. .......................................... 22
   (j) Certain Tax Matters. ................................................ 22
7. Conditions to Obligation to Close. ...................................... 23
   (a) Conditions to Buyer's Obligation. ................................... 23
   (b) Conditions to Seller's Obligation. .................................. 24
8. Remedies for Breaches of This Agreement. ................................ 24
   (a) Survival of Representations and Warranties. ......................... 24
   (b) Indemnification Provisions for Buyer's Benefit. ..................... 24
   (c) Indemnification Provisions for Seller's Benefit. .................... 25
   (d) Matters Involving Third Parties. .................................... 25
   (e) Determination of Adverse Consequences. .............................. 26
   (f) Other Remedies. ..................................................... 26
9. Termination. ............................................................ 26
   (a) Termination of Agreement. ........................................... 26
   (b) Effect of Termination. .............................................. 27

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10. Miscellaneous. ......................................................... 27
   (a) Further Assurances. ................................................. 27
   (b) Press Releases and Public Announcements; Confidentiality. ........... 27
   (c) No Third-Party Beneficiaries. ....................................... 28
   (d) No Codess.338 Election. ............................................. 28
   (e) Entire Agreement. ................................................... 28
   (f) Succession and Assignment. .......................................... 28
   (g) Counterparts. ....................................................... 28
   (h) Headings. ........................................................... 28
   (i) Notices. ............................................................ 28
   (j) Governing Law. ...................................................... 29
   (k) Amendments and Waivers. ............................................. 29
   (l) Severability. ....................................................... 29
   (m) Expenses. ........................................................... 29
   (n) Construction. ....................................................... 30
   (o) Incorporation of Exhibits, Annexes, and Schedules. .................. 30
   (p) Waiver of Jury Trial. ............................................... 30
   (q) Obligations of Target. .............................................. 30

                                                                    Exhibit 10.7
                                                                    ------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement (this "Agreement") is entered into as of June 14, 2002, by and among Mattress World, Inc., an Illinois corporation ("Buyer"), and Mattress Discounters Corporation, a Delaware corporation ("Seller"), and, for purposes of ss.2(g), the Owners (as defined below). Buyer and Seller are referred to collectively herein as the "Parties."

     Seller owns all of the outstanding capital stock of The Bedding Experts, Inc., an Illinois corporation ("Target").

     This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding capital stock of Target in return for cash and the Buyer Note.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a).

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Note" has the meaning set forth in ss.2(g).

     "Buyer Share" means any share of the common stock, no par value per share, of Buyer.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

     "Closing" has the meaning set forth in ss.2(d).

     "Closing Date" has the meaning set forth in ss.2(d).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Excluded Assets" has the meaning set forth in ss.2(f).

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     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "Income Tax" means any federal, state, local, or foreign tax measured by or imposed on net income, including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Indemnified Party" has the meaning set forth in ss.8(d).

     "Indemnifying Party" has the meaning set forth in ss.8(d).

     "Intellectual Property" means any of the following to the extent specifically set forth on Schedule E (a) all of the trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith ("Trademarks"), (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, including but not limited to all of Target's website content ("Copyrights"), and (c) all mask works and all applications, registrations, and renewals in connection therewith.

     "Inventory Amount" means an amount in cash equal to (i) 100% of the Seller's or Target's invoice cost of all new, in the bag/box Comfort Source inventory, (ii) 100% of the Seller's or Target's invoice cost of all Comfort Source floor samples, (iii) 100% of the Seller's or Target's invoice cost of any other new, in the bag/box inventory for any pre-Closing sale that requires post-Closing delivery and as Buyer otherwise agrees, (iv) 50% of the Seller's or Target's regular invoice cost of all Sealy, Sealy Posturepedic and Stearns & Foster mattress floor samples and (v) 50% of the manufacturers dealer list price of all other out of the bag/box floor sample inventory and other agreed to inventory (including without limitation all out of the bag/box headboards, footboards, bed frames and day beds). For purposes of calculating the Inventory Amount, on the day immediately preceding the Closing Date, the Parties shall conduct a physical inventory in order to identify significantly damaged merchandise. All such significantly damaged merchandise shall be deducted from the inventory, and shall not be included in the calculation of the Inventory Amount.

     "Lease Deposit Amount" means $60,000.

     "Leased Premises" means the premises covered by the Leases.

     "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Target holds any leased real property as set forth on Schedule A and the Seller Leases.

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     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "License Agreement" has the meaning set forth in ss.6(e).

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Litigation" has the meaning set forth in ss.3(a)(v).

     "Material Contracts" has the meaning set forth in ss.3(f).

     "Obligors" mean, collectively, Buyer and Owners.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned Property" means the real property described in Schedule C and owned by Target.

     "Owners" mean Mr. Tom Saylors, Mrs. Catherine Saylors and Mr. Elmo Torres, the sole owners of all of the issued and outstanding Buyer Shares.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in ss.2(b).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller" has the meaning set forth in the preface above.

     "Seller Leases" mean the leases set forth on Schedule B for which Seller is an obligor.

     "Seller Payment Amount" means (i) if the Closing Date is in June 2002, the aggregate of July's rent for all of the Leases (i.e., Seller shall pay directly to the landlord under each of such Leases the rent due for July), or (ii) if the Closing Date is not in June 2002, the portion of the aggregate of the month's rent for all of the Leases for the period from and including the Closing Date to and including the last day of the month in which the Closing Date occurs, in each case as increased or decreased, to the extent applicable, pursuant to ss.6(b); it being understood that "rent" includes all net charges (including CAM, taxes, and insurance).

     "Seller Personal Property Leases" mean the leases for personal property set forth on Schedule D under which Seller is lessee.

     "Supply Agreement" has the meaning set forth in ss.2(h).

     "Target" has the meaning set forth in the preface above.

     "Target Share" means any share of the common stock, no par value per share, of Target.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

     "Third Party Claim" has the meaning set forth in ss.8(d).

     "Transfer" has the meaning set forth in ss.6(d).

     2.   Purchase and Sale of Target Shares.

     (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of its Target Shares for the consideration specified below in this ss.2.

     (b) Purchase Price. Buyer agrees to pay to Seller at the Closing $100 by delivery of a wire transfer or delivery of other immediately available funds or a check, and to deliver to Seller at Closing the Buyer Note (as set forth in ss.2(g)), and to assume all of Seller's obligations under the Seller Leases and the Seller Personal Property Leases (collectively, the "Purchase Price").

     (c) Net Cash Payment to Seller. Immediately prior to the Closing, Seller shall cause Target to pay Seller an aggregate amount equal to Seller's good faith estimate of the excess (if any) of (i) the consolidated Cash of Target as of the Closing over (ii) the aggregate liability of Target for unpaid Income Taxes as of the Closing (computed in accordance with the past custom and practice of Target in filing their Income Tax Returns) plus the aggregate of all other known Liabilities. Seller may cause Target to make any such payment to it in the form of a dividend or a redemption.

     (d) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of D'Ancona & Pflaum LLC, located at 111 E. Wacker Drive, Suite 2800, Chicago, Illinois commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the "Closing Date").

     (e) Deliveries at Closing. At the Closing, (i) Seller shall deliver to Buyer the various certificates, instruments, and documents referred to in ss.7(a), (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in ss.7(b), (iii) Seller will deliver to Buyer stock certificates representing all of its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Buyer will deliver to Seller the Purchase Price.

     (f) Excluded Assets. The Owned Property and all inventory, equipment, furniture, fixtures and personalty located thereon will remain the property of the Seller and, prior to Closing, Seller shall cause Target to transfer the Owned Property to Seller. Seller shall remove, prior to Closing, from the Leased Premises (i) all computers and Point Of Sale equipment, which are owned by the Seller, (ii) all inventory (other than inventory included in the calculation of the Inventory Amount) and leased property and equipment not set forth on Schedule D and (iii) all "The Nation's Largest Mattress Retailer" neon signs (collectively referred to as the "Excluded Assets").

     (g)  Buyer Note. Buyer agrees to deliver to Seller at Closing a promissory note in substantially the form attached hereto as Exhibit I (the "Buyer Note") in an aggregate principal amount equal to the sum of the Inventory Amount, the Lease Deposit Amount and the Seller Payment Amount. Buyer hereby pledges to Seller, and grants to Seller a security interest in, all of the Target Shares, and Owners hereby pledge to Seller, and grant to Seller a security interest in, all of the issued and outstanding Buyer Shares (collectively, the "Pledged Shares") as security for the prompt and complete payment when due of the unpaid principal of and interest on the Buyer Note. Upon the Closing, Obligors shall deliver to Seller the certificates representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to Seller. If, prior to payment in full of principal of and interest on the Buyer Note, Obligors become entitled to receive or receives any securities or other property as an addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Obligors shall accept such securities or other property on behalf of and for the benefit of Seller as additional security to Seller for Buyer's obligations under the Buyer Note and shall promptly deliver such additional security to Seller together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder. If Buyer defaults in the payment of the principal or interest under the Buyer Note when it becomes due (whether upon demand, acceleration or otherwise) and such default has continued for a period of thirty days after Seller has delivered written notice of such default to Buyer, Seller may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to Seller under applicable law. Without limiting the foregoing, Seller is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than thirty days written notice to Buyer, at such price or prices and upon such terms as Seller may deem advisable. Obligors shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, Seller may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Buyer Note; provided that after payment in full of the indebtedness evidenced by the Buyer Note, the balance of the proceeds of sale then remaining shall be paid to Buyer and Obligors shall be entitled to the return of any of the Pledged Shares remaining in the hands of Seller. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred under this ss.2(g) or the Buyer Note or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Buyer or repaid from the proceeds of the sale of the Pledged Shares hereunder. Upon payment in full of the indebtedness evidenced by the Buyer Note, Seller shall surrender the Pledged Shares to Obligors together with all necessary forms of assignment. Buyer hereby represents and warrants that it will (subject to and in reliance on the accuracy of Seller's representations and warranties contained in this Agreement), upon the Closing, have good and valid title to all of the Target Shares, free and clear of all Liens, security interests and other encumbrances, and Buyer hereby covenants that, until such time as all of the outstanding principal of and interest on the Buyer Note has been paid, Buyer shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, Lien or charge of any kind against the Target Shares or Buyer's rights or a holder thereof, or (ii) sell or otherwise transfer any Target Shares or any interest therein. Owners hereby represent and warrant that they have good and valid title to all of the issued and outstanding Buyer Shares, free and clear of all Liens, security interests and other encumbrances, and Owners hereby covenant that, until such time as all of the outstanding principal of and interest on the Buyer Note has been paid, Owners shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, Lien or charge of any kind against the Buyer Shares or Owners' rights or a holder thereof, or (ii) sell or otherwise transfer any Buyer Shares or any interest therein. In addition, Obligors hereby covenant that, until such time as all of the outstanding principal of and interest on the Buyer Note has been paid, they will not sell, assign or otherwise transfer any material assets of Buyer or Target, other than the sale of inventory in the Ordinary Course of Business. Obligors agree that at any time and from time to time upon the written request of Seller, Obligors shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as Seller may reasonably request in order to effect the purposes of this Section.

     (h) Supply Agreement. On or before the Closing Date, the Parties shall enter into a supply agreement (the "Supply Agreement") in substantially the form attached to this Agreement as Exhibit II.

     (i) Store Closings. Seller agrees that it shall, no later than 15 days following the Closing, cease doing business under the name or mark "The Bedding Experts" or any substantially similar or confusingly similar name or mark (including, but not limited to, at the retail store located at 5689 South Archer Avenue, Chicago, Illinois 60638) other than in strict compliance with the terms of the License Agreement.

     (j) Use of Warehouse. Buyer agrees that (i) Seller shall be entitled to use and have access to the Chicago Distribution property at 140 East Fullerton, Carol Stream IL 60188 for 15 days following the Closing Date to store certain personal property and (ii) such personal property shall at all times remain the property of Seller.

     3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in Annex I attached hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3; provided, however, that any disclosure on the Disclosure Schedule shall apply to all representations and warranties contained in this ss.3 to the extent applicable.

     (a) Organization and Existence. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, results of operations or financial condition of Target. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Disclosure Schedule lists the directors and officers of Target. Seller has delivered to Buyer correct and complete copies of the charter and bylaws of Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Target are correct and complete. Target is not in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of Target consists of 1,000 Target Shares, of which 100 Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by Seller, free and clear of all Liens, security interests and other encumbrances. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target.

     (c) Authorization of Transaction. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, and all documents ancillary hereto, and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of Seller has duly authorized the execution, delivery, and performance of this Agreement, and all documents ancillary hereto, by Seller. This Agreement, and all documents ancillary hereto, constitute the valid and legally binding obligation of Seller, enforceable in accordance with their terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, or any document ancillary hereto, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of Target or Seller is subject or any provision of the charter or bylaws of either of Target or Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Target or Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither Target nor Seller needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Absence of Undisclosed Liabilities. Neither Target nor any of its assets are subject to any known Liens, material Liabilities or material obligations of any nature whatsoever.

     (f)  Tax Matters.

          (i) Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid. Target is not currently the beneficiary of any extension of time within which to file any Tax Return.

          (ii) There is no material dispute or claim concerning any Tax liability of Target either (A) claimed or raised by any authority in writing or (B) as to which any of Seller, Target or the directors and officers of Target or Seller has knowledge based upon personal contact with any agent of such authority.

          (iii) The Disclosure Schedule lists all federal, state, local, and foreign Income Tax Returns filed with respect to Target for taxable periods ended on or after August 6, 1999, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          (iv) Target has not filed a consent under Codess.341(f) concerning collapsible corporations. Target has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code ss.280G. Target has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Target is not a party to any tax allocation or sharing agreement. Target has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return, and Target does not have any liability for the taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (v) Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code ss.481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

          (vi) S eller represents that Target's participation or inclusion in that certain Tax Sharing Agreement dated August 6, 1999 among Mattress Discounters Holding L.L.C., Mattress Holding Corporation (f/k/a Mattress Discounters Holding Corporation), Seller, Target, T.J.B., Inc. and Comfort Source Mattress Company ("Tax Agreement") shall terminate upon the Closing. Further, Seller represents that Target has no current liability and in the future shall not have any liability under the Tax Agreement, and the Tax Agreement shall not have any adverse effect on Target and Target shall not suffer any adverse consequences following the Closing as a result of having been a party to the Tax Agreement and shall have no obligations or liabilities with respect to Taxes to any of the other parties to such Tax Agreement.

     (g) Contracts and Commitments. The Disclosure Schedule lists the following contracts and agreements (other than the Leases, which are dealt with separately under ss.3(k)) to which the Target is a party (other than the Leases, the "Material Contracts"):

          (i) any material agreement (or group of material related agreements) for the lease of personal property to or from any Person;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

          (iii)  any agreement concerning a partnership or joint venture;

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

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (v) any material agreement concerning confidentiality or noncompetition;

          (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement of Target for the benefit of its current or former directors, officers, and employees;

          (vii)  any collective bargaining agreement;

          (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

          (ix) any agreement under which it has advanced or loaned any amount to any of its Affiliates, directors, officers, and employees outside the Ordinary Course of Business; and

          (x) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target.

     The Material Contracts are in full force and binding upon the parties thereto, and no consent of any other contracting parties is required in order to consummate the transactions contemplated hereby. Buyer has been provided with copies of each Material Contract. The copy of each such contract furnished to Buyer is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Neither Target nor Seller has received any notice that a default by Target or Seller has occurred under any of the Material Contracts, and, to the knowledge of Seller, no default by the other contracting parties has occurred thereunder. To the knowledge of Seller, other than with respect to the transactions contemplated hereby, no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Target thereunder.

     (h) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened by or against Target or otherwise affecting Target's business, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality that could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Target or delay, prevent, or hinder the consummation of the Agreement or the full and timely performance of this Agreement.

     (i) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (j)  Employee Relations. With respect to employees of the Target:

          (i) there is no pending or threatened unfair labor practice charges or employee grievance charges;

          (ii) Target is not a party to or bound by any collective bargaining agreement, and there is no request for union representation, and there are no labor strikes, disputes, slowdowns or stoppages pending or, to the knowledge of Seller, threatened against or directly affecting Target;

          (iii) the employment of each of Target's employees is terminable at will without cost to the Target except for payment of accrued salaries or wages and vacation pay; and

          (iv) the Disclosure Schedule contains a true and complete list of all employees who are employed by Target, and said list correctly reflects their salaries, wages, other compensation, dates of employment and positions.

     (k) Leases. Target is not a party to any lease or sublease of real property, whether as lessor, sublessor, lessee or sublessee, other than the Leases. True and correct copies of all of the Leases have been provided to Buyer prior to the date hereof. Other than any default that may arise as a result of the transactions contemplated by this Agreement, all of the Leases are in full force and effect, and there are no existing defaults by the Target or Seller under any Lease or, to the knowledge of Seller, by any other party to any Lease.

     (l) Intellectual Property. With respect to the Intellectual Property set forth on Schedule E, (i) Target owns or has a valid license to use free and clear of any material restrictions, all such Intellectual Property, and the transactions contemplated by this Agreement will not result in a breach or right of early termination relating to any such Intellectual Property license and such Intellectual Property will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing, (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any such Intellectual Property has been made, is currently outstanding or, to the knowledge of Seller, is threatened, (iii) Target has not interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties, and the Target has not ever received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation, (iv) Target has not received any notice or other information suggesting that any third party has interfered with, infringed upon or misappropriated any Intellectual Property owned or used by Target, (v) Target has not agreed to indemnify any third party other than Buyer for or against any interference, infringement, misappropriation, or other conflict, (vi) Target has the exclusive right to bring infringement actions with respect to the Intellectual Property, (vii) no other Person has claimed the right to use any Trademark set forth on Schedule E which is identical to or confusingly similar to or dilutive of such Trademarks in the territory in which such Trademarks are used or registered or proposed to be used, and (viii) the Intellectual Property is owned or licensed free and clear of any Liens, claims, encumbrances and security interests.

     (m)  Employee Benefits.

          (i) The Disclosure Schedule lists each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other material employee benefit plan, program or arrangement pursuant to which employees of Target are entitled to receive benefits. All such plans, benefit programs and arrangements shall be referred to collectively as "Plans"; and any such plans which are employee pension benefit plans within the meaning of Section 3(2) of ERISA shall be referred to as "Pension Plans"; and any such plans which are employee welfare benefit plans within the meaning of
     Section 3(1) of ERISA shall be referred to as "Welfare Plans".

          (ii) Target has not incurred (and there are no circumstances under which Target could be reasonably expected to incur) any liability under Title IV of ERISA.

          (iii) Seller and Target represent that all Plans in which Target's employees participate are plans established and sponsored by Seller and that, upon Closing, Target will no longer be a participating employer under any of Seller's Plans, all such Plans will be terminated with respect to Target and Target's employees will have no further rights under such Plans, except as required by applicable law.

          (iv) Seller and Target represent that (i) none of the Employees (as defined in ss.5(e)(i)), including those on leaves of absence or who are receiving disability benefits, if any, have been designated as eligible by Seller under Section 3 of Seller's Severance Pay Plan (the "Severance Plan"), and (ii) none of the Employees have been promised any severance benefits, whether under the Severance Plan or otherwise, in connection with this transaction, whether by specific reference to a transaction with Buyer or by general reference to a change in control, sale of the stock or sale of the assets of Target, or otherwise.

     (n)  Subsidiaries. Target does not have any subsidiaries.

     (o) Powers of Attorney. There are no material outstanding powers of attorney executed on behalf of Target.

     (p)  Bank Accounts. The Disclosure Schedule contains a list showing:

          (i) the name of each bank, safe deposit company or other financial institution in which Target has an account, lock box or safe deposit box;

          (ii) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from Target; and

          (iii) all instruments or agreements to which Target is a party as an endorser, surety or guarantor, other than checks endorsed for collection or deposit in the Ordinary Course of Business.

     (q) Absence of Changes or Events. Since January 1, 2002, there has not been:

          (i) any sale, transfer or other disposition of, or agreement to sell, transfer or otherwise dispose of, any of the assets of Target other than in the Ordinary Course of Business; or

          (ii) any other transaction or event involving more than $5,000 entered into or affecting the Target other than in the Ordinary Course of Business.

     (r) Books and Records. All books and records of Target, and all books and records of Seller relating solely to Target and its business, are true, correct and complete in all material respects, have been maintained in accordance with good business practice and in accordance in all material respects with all laws, regulations and other requirements applicable to Target's business. All material transactions to which Target is or has been a party are properly reflected on the books and records of Target.

     (s) Target is not obligated in any manner whatsoever to comply with, is not bound by the terms of, nor is subject to or restricted by the terms of any of the following: (i) that certain Final Judgment and Consent Decree dated June 30, 1994 in People of the State of Illinois v. The Bedding Experts, Inc. and Robert J. D'Amico, No. 94 CH 4180; (ii) that certain Settlement Agreement dated November, 1993 in Simmons Co. v. The Bedding Experts, Inc., No. 92 C 5465; (iii) that certain Settlement Agreement and Full and Final Release between The Bedding Experts, Inc. and American Mattress Company; and (iv) that certain Permanent Injunction against The Bedding Experts, Inc. issued in the U.S. District Court for the Northern District of Illinois.

     4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in Annex II attached hereto.

     (a) Organization and Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, results of operations or financial condition of the Buyer.

     (b) Capitalization of Buyer. The entire authorized capital stock of Buyer consists of 10,000 Buyer Shares, of which 5,000 Buyer Shares are issued and outstanding and no Buyer Shares are held in treasury. All of the issued and outstanding Buyer Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by Owners, free and clear of all Liens, security interests and other encumbrances. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Buyer.

     (c) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, and all documents ancillary hereto, and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of Buyer has duly authorized the execution, delivery, and performance of this Agreement, and all documents ancillary hereto, by Buyer. This Agreement, and all documents ancillary hereto, constitute the valid and legally binding obligation of Buyer, enforceable in accordance with their terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, or any document ancillary hereto, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the charter or bylaws of Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (e) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened by or against Buyer or otherwise affecting Buyer's business, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality that could reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Buyer or delay, prevent, or hinder the consummation of the Agreement or the full and timely performance of this Agreement.

     (g) Investment. Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (h) Financial Information. Within two days following the date of this Agreement, Buyer shall have delivered to Seller true, correct and complete copies of financial statements of Buyer. Such financial statements fairly present the financial position and operating results of Buyer. All such information shall be deemed confidential, but may be given upon request to the landlords under the Leases.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in ss.7).

     (b) Notices and Consents. Seller will (or Seller will cause Target to) send a notice to the landlord under each Lease on or prior to the Closing with respect to the change of address of Target.

     (c) Operation of Business. Nothing herein shall prohibit Seller from selling inventory prior to the Closing Date. Seller shall cause Target to use its commercially reasonable efforts to preserve its business and the goodwill of its customers and others having business relations with Target, and shall maintain all of the Leased Premises in good operating condition and repair, ordinary wear and tear excepted.

     (d) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 or ss.4 above. No disclosure by any Party pursuant to this ss.5(d), however, shall be deemed to amend or supplement Annex I or Annex II, or to prevent or cure any misrepresentation or breach of warranty.

     (e)  Employee Benefits/Employees.

          (i) Identification of Employees. Target and Seller have provided Buyer with a true and complete list of all of Target's employees (the "Employees"), wherever located, indicating the rate of pay of each such Employee since January 1, 2002, the location of such Employee, and whether such Employee is on leave of absence as of the date of this Agreement (such list includes Seller's employees located at the Leased Premises as of the Closing Date).

          (ii) Pre-Closing Compensation and Benefits. Seller shall cause Target to pay all Employees all amounts of wages, bonuses and other remuneration, including but not limited to, discretionary benefits and bonuses, commissions and sales awards, due and payable to such Employees with respect to periods ending prior to the Closing Date.

          (iii) Retained Employees. All Employees will be allowed to continue their employment with Target following the Closing.

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

          (iv) Target/Seller Welfare Plans. All claims which have been incurred prior to Closing, regardless whether reported, shall be processed through and paid under Seller's Welfare Plans (including for this purpose, any welfare-type benefit programs even if not covered by ERISA, such as educational reimbursement or assistance programs, adoption assistance programs, safety equipment programs, etc.). For this purpose, a claim shall be deemed incurred (i) with respect to medical benefits, at the time services or materials are provided; (ii) with respect to life or survivor benefits, at the time of the death; (iii) with respect to short- or long-term disability or accident and sickness benefits, at the time the disability, accident or illness first commenced; (iv) with respect to severance or similar benefits, at the time of termination of employment,
     (v) with respect to tuition or educational reimbursements, at the time the class or program commenced; and (vi) with respect to safety equipment reimbursement programs, at the time that the safety equipment is acquired. Seller shall remain responsible for and continue to provide any applicable health care continuation coverage under section 4980B of the Code to Employees or their dependents if the "qualifying event" (as defined in section 4980B(f)(3) of the Code) occurred prior to the Closing Date. Seller's group health plans shall issue coverage certificates to each Employee in accordance with section 701 of ERISA and section 9801 of the Code.

          (v) Seller's Severance Plans. Notwithstanding anything contained herein to the contrary, Seller shall be responsible for any severance or other similar benefit payable to any Employee as a result of a termination of employment prior to the Closing Date under any severance plans, programs or arrangements which Seller may have maintained.

          (vi) Buyer's Plans. Employees shall be eligible for participation in any health coverage, insurance, retirement and other benefit arrangements for which similarly situated employees of Buyer are eligible, in accordance with Buyer `s normal policies. Buyer shall bear the full cost and expense of any entitlement to benefits due to Employees under Buyer's plans. Notwithstanding anything to the contrary contained in this Agreement, the Parties expressly agree that in determining eligibility for employee benefits (1) the Buyer shall treat Employees consistent with Buyer's current employees in determining benefit qualification, provided that (A) any Employee who had completed any eligibility waiting period and was eligible to participate in Seller's Welfare Benefit Plans as of immediately prior to the Closing shall be eligible to participate in such plans of Buyer, if any, immediately upon Closing and (B) any Employee who had not completed any eligibility waiting period, shall be credited with the number of days of service as of the Closing and shall be eligible to participate in such plans of Buyer upon completion of 60 days of service; and (2) for purposes of Buyer's benefit plans, the Buyer shall fully credit the Employees for vacation time accrued (as of the Closing) but not yet taken, up to two weeks.

          (vii) No Assumption of Plans. Notwithstanding anything contained herein to the contrary, Buyer is not assuming any Plans or employee benefit programs or arrangements of Seller and nothing in this Agreement shall give rise to the assumption that Buyer is assuming any such Plans, programs or arrangements or has any liability thereunder.

          (viii) Non-solicitation. Except as set forth above in this ss.5(e), for a period of three years following the Closing Date, Buyer and its Affiliates shall not directly or indirectly through another entity induce or attempt to induce any other employees of Seller and its subsidiaries to leave the employ of Seller and its subsidiaries, or in any way interfere with the relationship between Seller and its subsidiaries and any of their employees. Any violation of the provisions of this ss.5(e)(viii) shall automatically toll and suspend the three-year period set forth herein for the duration of such violation.

     (f) Leases. Other than as contemplated by this Agreement, neither Target nor Seller shall amend, modify, extend, renew or terminate any Lease, nor shall either Target or Seller enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property for use by Target requiring payments in excess of $5,000 annually as averaged over the term thereof, without the prior written consent of the Buyer.

     6. Post-Closing Covenants and Agreements. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8).

     (b) Allocation of Liabilities and Prorations. The Parties agree that all Liabilities of Target with respect to periods prior to the Closing Date shall remain Liabilities of the Seller, except as explicitly set forth herein to the contrary or explicitly assumed by Buyer hereunder, and Seller hereby agrees to indemnify, defend and save harmless Buyer against all such Liabilities. The Parties further agree that all Liabilities of Target with respect to periods on and after the Closing Date shall be Liabilities of Buyer, and Buyer hereby agrees to indemnify, defend and save harmless Seller against all such Liabilities. Other than with respect to salary, bonus and commission that have accrued prior to the Closing Date, which Seller shall pay directly on or prior to the Closing Date, the items of revenue and expense with respect to Target's business, including, but not limited to, accounts receivable and payments due in connection with utilities, Taxes, leases, contracts, licenses, permits, trade payables, and all other items of income and expense customarily adjusted or prorated upon the sale and purchase of a business similar to Target's business shall be prorated between Seller and Buyer (the "Prorations") as of 11:59 p.m. on the day preceding the Closing Date (the "Cut-Off Time"), so that the Closing Date is a day of income and expense for Buyer. Buyer shall receive a credit for any items of expense pursuant to this ss.6(b) to the extent the same are accrued or due and payable but unpaid as of the Cut-Off Time and Buyer actually pays such amounts (and Buyer shall be obligated to pay such expense), and Seller shall receive a credit for any of the items of expense in this ss.6(b) which have been paid prior to or at the Closing or will be paid by Seller after the Closing to the extent such payment relates to any period of time after the Cut-Off Time, provided, however, the rent due under the Leases shall be apportioned in accordance with the definition of Seller Payment Amount and the provisions of ss.2. To the extent either Party has made or makes a payment covering a period other than during its ownership of the Target, such party shall provide evidence of such payment to the other party, and the Buyer Note shall be increased or decreased, as the case may be, to reflect the proper proration of each such payment, or, in the alternative, the other party shall pay to such party the net amount due. Notwithstanding the foregoing, all Target accounts receivable, deposits and payments relating to purchases made at any of the Leased Premises with a delivery date that is on or after the Closing Date shall be credited to and collected by Buyer, the amount of all such accounts receivable, deposits and payments shall not be credited to Seller pursuant to this Section, and Buyer shall be obligated to deliver to the customer the product related thereto (and shall acquire the inventory from Seller which shall increase the Inventory Amount) and any orders that have been paid in full prior to the Closing relating to purchases with a delivery date that is on or after the Closing Date shall reduce the Inventory Amount.

     (c) Litigation Support. In the event and for so long as Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, Buyer shall (and shall cause Target to) cooperate with Seller and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at Seller's sole cost and expense. In the event and for so long as Buyer and/or Target actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or following the Closing Date involving Target, Seller shall cooperate with Buyer and Target and their counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at Buyer's sole expense.

     (d) Right of First Offer. At least 20 business days prior to any sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition (a "Transfer"), or series of related Transfers, of all or substantially all of the Target Shares or of the assets of Target occurring within five (5) years following the Closing Date, Buyer shall deliver a written notice (the "Transfer Notice") to Seller specifying in reasonable detail the identity of the Target Shares or assets to be transferred, and the terms and conditions of the Transfer, including the proposed price (which price shall be payable solely in cash at the closing of the transaction or in installments over time). Seller (or its designee) may elect to purchase all of the Target Shares or assets to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to Buyer within 10 business days after the Transfer Notice has been given to Seller. The closing of the Seller's purchase pursuant to this ss.6(d) shall take place within 45 calendar days after the expiration of the 10 business day period referred to above. Notwithstanding the foregoing, if Seller (together with its designees) does not elect to purchase all of the Target Shares or assets specified in the Transfer Notice, then Buyer may Transfer such Target Shares or assets to any Person (i) for a price no less than 95% of the price specified in the Transfer Notice and (ii) upon other terms no more favorable in any material respect to the transferee(s) thereof than specified in the Transfer Notice, during the 180-day period immediately following the date on which the Transfer Notice has been given to Seller. Any Target Shares or assets not transferred within such 180-day period will be subject to the provisions of this ss.6(d) upon subsequent Transfer. The provisions of this ss.6(d) shall not apply to a Transfer to Buyer or an Affiliate of Buyer; provided that such Affiliate transferee agrees to be bound by this Agreement in a written agreement reasonably satisfactory to Seller. If Seller (or its designee) purchases the Target Shares or assets to be transferred, then the provisions of ss.6(g) shall terminate and be of no further force or effect.

     (e) Reservation of Rights. Buyer, Target and Seller shall enter into a license agreement, substantially in the form attached hereto as Exhibit III (the "License Agreement").

     (f)  Seller Leases.

          (i) For each Seller Lease and Seller Personal Property Lease that Seller remains obligated under at and after the Closing, Buyer will (and will cause Target to) use its commercially reasonable efforts to obtain from the landlord under such Seller Lease or lessor under such Seller Personal Property Lease such landlord's or lessor's agreement to remove Seller from such Seller Lease or Seller Personal Property Lease and release Seller from its obligations under such Seller Lease or Seller Personal Property Lease as soon as possible following the Closing. Seller will use its commercially reasonable efforts to work together with Buyer and Target in obtaining such consents. In addition, Seller and Target shall enter into, at or prior to Closing, an assignment and assumption agreement in substantially the form attached hereto as Exhibit V with respect to each Seller Lease under which Seller is the sole tenant, and Buyer and Seller shall, and Buyer shall cause Target to, prepare, execute and deliver on the Closing Date to the landlords under the Seller Leases, a consent substantially in the form attached hereto as Exhibit VI. Buyer covenants and agrees that it will not (and it will cause Target not to) exercise any option to extend or right to renew the term of any Seller Lease or Seller Personal Property Lease under which Seller remains obligated.

          (ii) Buyer shall (and shall cause Target to) immediately inform Seller in writing of any uncured default under any Seller Lease or Seller Personal Property Lease under which Seller remains an obligor. If Buyer or Target fails to cure any material default within 30 days of such notice to Seller, Seller may, at its option, at any time during which such default continues, demand that the relevant Seller Lease or Seller Personal Property Lease be assigned to Seller and that Buyer shall cause Target to exit the relevant Leased Premises and relinquish to Seller the personal property that is the subject of the relevant Seller Personal Property Leases, in at least substantially the same order and condition as received from Seller on the Closing Date. A material default is one that allows the landlord or lessor to terminate the Seller Lease or Seller Personal Property Lease and/or to pursue damage claims against the tenant or lessee thereunder or against Buyer, Target or Seller and shall include any payment default. Upon such demand, (i) Buyer shall (and shall cause Target to) take all actions as are reasonably requested by Seller to effectuate such assignment, including but not limited to executing assignment documentation and exiting the relevant Leased Premises, and (ii) the provisions of ss.6(g) shall automatically terminate and shall be of no further force or effect. Any such assignment shall not relieve Buyer and

     Target of their obligations with respect to Seller or the relevant landlord or lessor. In addition, in the event of any material default by Buyer or Target under any Seller Lease (other than as a result of the assignment of such Seller Lease to Target at or prior to the Closing), Seller's obligation to pay the Seller Payment Amount shall terminate and be of no further force or effect. Whether or not Seller opts to acquire such Seller Lease or Seller Personal Property Lease, Seller's other rights and remedies under this Agreement or otherwise with respect to Buyer and Target shall not be prejudiced in any way.

          (iii) Buyer covenants and agrees to satisfy and to cause Target to satisfy all obligations under the Seller Leases and the Seller Personal Property Leases from and after the Closing and with respect to all Seller Leases and Seller Personal Property Leases for which Seller remains an obligor after Closing, for so long as Seller remains an obligor Buyer shall maintain (or cause Target to maintain) in force the insurance coverages required to be procured by Seller and/or Target under the relevant Seller Leases and Seller Personal Property Leases and name Seller as an additional insured and Buyer shall provide (or cause Target to provide) Seller a valid certificate of insurance at Closing showing evidence of such insurance coverages.

     (g) Seller's Non-Compete. Subject to ss.6(d) and ss.6(f), for a period of five (5) years following the Closing Date, neither Seller nor any subsidiary of Seller shall own or operate any retail mattress store within 25 miles of any of the Leased Premises or any of the premises currently operated by Buyer and set forth on Schedule F attached hereto.

     (h) Buyer's Non-Compete. For a period of five (5) years following the Closing Date, none of Target, Buyer or any of their respective Affiliates shall own or operate any retail mattress store within 25 miles of any retail mattress store operated by Seller or by any Affiliate of Seller.

     (i) Abandonment of Trademarks. Seller covenants and agrees that it shall file, as soon as practicable following the Closing, an express abandonment of the following trademark applications with the United States Patent and Trademark
Office:

        --------------------------------------------------------------
                   Mark                             Serial Number
        --------------------------------------------------------------
        Where Dreams Come True and Design            76/334,754
        --------------------------------------------------------------
        Bedding Experts Where Dreams Come            76/323,090
           True and Design
        --------------------------------------------------------------

     In addition, Seller shall send Buyer a copy of the document evidencing such filings, as well as evidence from the United States Patent and Trademark Office that such abandonment has been effectuated.

     (j) Certain Tax Matters. Buyer shall not cause Target to take, and Target shall not take, any action on the Closing Date outside the Ordinary Course of Business that would increase the Tax liability of Target or Seller. Seller shall not cause Target to take, and Target shall not take, any action on the Closing Date outside the Ordinary Course of Business that would increase the Tax liability of Target or Buyer.

     7.  Conditions to Obligation to Close.

     (a) Conditions to Buyer's Obligation. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above inss.7(a)(i)-(iii) is satisfied in all respects;

          (v) Seller shall have delivered to Buyer evidence of the release of all Liens on the Target Shares and Target's assets, Intellectual Property, inventory, general intangibles, proceeds, equipment, etc. held by The Chase Manhattan Bank, as Administrative Agent, and any other obligations that Target may have had to any lender or creditor of Seller or any Affiliate of Seller;

          (vi) Seller shall have delivered to Buyer an executed copy of the License Agreement;

          (vii) Parent shall have delivered to Buyer executed copies of all documents necessary to transfer the Intellectual Property, including but not limited to a Domain Name Transfer Agreement in substantially the form attached hereto as Exhibit IV;

          (viii) Seller shall have received the resignations, effective as of the Closing, of each director and officer of Target; and

          (ix) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Seller's Obligation. The Seller's obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above inss.7(b)(i)-(iii) is satisfied in all respects;

          (v) Buyer shall have delivered to Seller an executed copy of each of the License Agreement and the Supply Agreement, and an assumption agreement whereby Buyer and Target shall assume all of Seller's obligations under each Seller Lease and Seller Personal Property Lease;

          (vi) Seller shall have received from the lenders under its Credit Agreement, dated as of August 6, 1999 and amended and restated as of January 11, 2002, among Mattress Holding Corporation, Seller, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, a consent and waiver with respect to the transactions contemplated in this Agreement; and

          (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this ss.7(b) if it executes a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in ss.3 and ss.4 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Buyer's Benefit. If Seller breaches any of its representations, warranties, and covenants contained herein, and provided that Buyer makes a written claim for indemnification against such Seller pursuant toss.10(i), then Seller shall indemnify, defend and save harmless Buyer from and against the entirety of any Adverse Consequences Buyer shall suffer through and after the date of the claim for indemnification caused proximately by such Seller breach. Notwithstanding any provision of, or disclosure made in, this Agreement (or in any ancillary agreement, schedule, Annex or Exhibit referred to in this Agreement) to the contrary, Seller agrees to defend, indemnify and save harmless Buyer from and against the entirety of (i) other than as explicitly set forth in this Agreement to the contrary or explicitly assumed by Buyer and/or Target in this Agreement (including any and all Liabilities and Adverse Consequences related to the Leases and the Seller Personal Property Leases arising on or after the Closing
Date), any and all Liabilities and Adverse Consequences that Buyer may suffer, or be subject to, through and after the date of any such claim or Liability, to the extent and only to the extent relating to, arising, resulting or stemming from any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction with respect to Target existing prior to the Closing Date (and only to the extent Seller did not leave Target with sufficient Cash on the Closing Date to cover such Liabilities); (ii) any and all Liabilities and Adverse Consequences relating to unpaid Taxes, through and after the date of any such claim or liability, with respect to any Tax year or portion thereof ending before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the day prior to the Closing Date); and (iii) any Liability related to the Excluded Assets.

     (c) Indemnification Provisions for Seller's Benefit. In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer pursuant to ss.10(i), then Buyer and Target, jointly and severally, shall indemnify, defend and save harmless Seller from and against the entirety of any Adverse Consequences Seller shall suffer through and after the date of the claim for indemnification caused proximately by such Buyer or Target breach. Notwithstanding any provision of, or disclosure made in, this Agreement (or in any ancillary agreement, schedule, Annex or Exhibit referred to in this Agreement) to the contrary, Buyer and Target, jointly and severally, agree to defend, indemnify and save harmless Seller from and against the entirety of (i) any and all Liabilities and Adverse Consequences that Seller may suffer, or be subject to, through and after the date of any such claim or Liability, to the extent and only to the extent relating to, arising, resulting or stemming from any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction with respect to Target arising on or after the Closing Date; and (ii) any and all Liabilities and Adverse Consequences related to the Leases and the Seller Personal Property Leases arising on or after the Closing Date.

     (d)  Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

          (ii) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in ss.8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties.

     (e) Determination of Adverse Consequences. All indemnification payments under this ss.8 shall be paid by the Indemnifying Party net of any Tax benefits and insurance coverage that may be available to the Indemnified Party. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

     (f) Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have.

     9.  Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2002, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach.

     10.  Miscellaneous.

     (a) Further Assurances. The Parties agree to execute other documents reasonably necessary to further effect and evidence the terms of this Agreement, as long as the terms and provisions of the other documents are fully consistent with the terms of this Agreement.

     (b)  Press Releases and Public Announcements; Confidentiality.

          (i) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

          (ii) Confidentiality. If this Agreement is terminated, the Parties and their respective Affiliates shall hold any information obtained from the other Parties in strict confidence, shall return to such disclosing Party all written information obtained from them and shall not use any such information in the conduct of their respective businesses, unless such information (1) is or becomes generally available to the public other than as a result of disclosure by the Party or any of its officers, directors, owners or Affiliates, or by others to whom any of them have disclosed such information, (2) was available to them on a non-confidential basis prior to its disclosure to them by the disclosing Party, or (3) becomes available to them on a non-confidential basis from a source other than the disclosing Party, provided, however, that such source is not known by them to be bound by a confidentiality agreement with the Party that provided the information or otherwise prohibited from disclosing such information by a contractual, legal or fiduciary obligation. Furthermore, the Parties and their respective officers, directors, owners and Affiliates may disclose such information to the extent they are required to do so to comply with a governmental or judicial order or decree, but only to the extent they are required to do so and upon receiving notice that any such order or decree has been issued or is being sought, they will promptly notify the Party whose information is at issue and will cooperate with the efforts of such Party to contest the enforcement or issuance of such order or decree.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) No Codess.338 Election. None of Buyer, Target or any of their Affiliates shall make any election under Codess.338 with respect to the transactions contemplated by this Agreement.

     (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller.

     (g) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


     (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

          If to Seller:    Mattress Discounters Corporation
                           9822 Fallard Court
                           Upper Marlboro, Maryland 20772
                           Attn: Rick Frier
                           Phone: (301) 856-6755 ext 248
                           Facsimile: (301) 856-0380

          Copy to:         Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York 10022
                           Attn: Michael Brosse
                           Phone: (212) 446-4682
                           Facsimile: (212) 446-6460

          If to Buyer:     Mattress World, Inc.
                           6648 South Narragansett
                           Bedford Park, Illinois 60638
                           Attn: Tom Saylors
                           Phone: (708) 924-1910
                           Facsimile: (708) 924-9104

          Copy to:         D'Ancona & Pflaum LLC
                           111 E. Wacker Drive, Suite 2800
                           Chicago, Illinois 60610
                           Attn: Allan J. Reich
                           Phone: (312) 602-2111
                           Facsimile: (312) 602-3111

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any provision of this Agreement or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. Each of Buyer, Seller and Target will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions are consummated; provided, however, that Seller will also bear all of the costs and expenses of Target (including all of its legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby in the event that the transactions contemplated by this Agreement are consummated.

     (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p) Waiver of Jury Trial. Each of Buyer and Seller, to the extent it may legally do so, hereby expressly waives any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, related to, or incidental to the dealings of Seller and Buyer with respect to this Agreement or the transactions related hereto and thereto. In each case, whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort or otherwise, each of Buyer and Seller, to the extent it may legally do so, hereby agrees that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that either party may file an original counterpart of this Section with any court as written evidence of the consent of each party to the waiver of its right to trial by jury.

     (q) Obligations of Target. From and after the Closing, Target covenants and agrees to fulfill all obligations of Buyer hereunder, jointly and severally with Buyer.

                                    * * * * *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

MATTRESS WORLD, INC.

By: /s/ Tom L. Saylors
    ------------------
Name: Tom L. Saylors
Title: President

MATTRESS DISCOUNTERS CORPORATION

By: /s/ Stephen J. Newton
    ----------------------
Name: Stephen J. Newton
Title: Chief Executive Officer

For purposes of ss.2(g):

/s/ Tom Saylors
----------------
Tom Saylors

/s/ Catherin Saylors
--------------------
Catherine Saylors

/s/ Elmo Torres
---------------
Elmo Torres